ShopKo Stores, Inc.

Delivering Significant, Immediate Value to Shareholders
August 2005

The Transaction

Acquisition of ShopKo Stores, Inc. (ShopKo) by an affiliate of Minneapolis-based private equity investment firm Goldner Hawn Johnson & Morrison Incorporated
(Goldner Hawn).

ShopKo shareholders to receive $24.00 in cash for each share of common stock.

Aggregate value of >$1 billion, including approximately $330 million of assumed debt.

Required financing is fully committed.

Record date of August 1, 2005; shareholder meeting on September 14, 2005.

Expected completion in third fiscal quarter of 2005.

No competing proposals or bids have emerged in the 4+ months since the announcement of the merger; significant recapitalization is not a viable option.

Background/Timeline

None of the six firms that executed confidentiality/standstill agreements submitted a preliminary proposal.  The separate firm that had contacted the company independently indicated that it was not interested in purchasing
ShopKo, but rather only interested in selected real estate assets.

February 2004

Merrill contacted a group of seven private equity firms that had experience in completing medium to large acquisitions within the retail industry, six of whom executed confidentiality/standstill agreements.

The Special Committee and its advisors decided to approach a limited number of U.S. private equity firms to solicit potential interest in acquiring the company.  It was determined that an approach to potential strategic buyers would be unlikely to result in a transaction and would potentially result in competitive damage.

Goldner Hawn, a Minneapolis-based private equity firm, approached ShopKo to discuss a possible acquisition of the company.

Late 2003

The Board formed an Independent Special Committee (Special Committee) consisting of four independent and disinterested directors to further explore a sale process.

February 2004

The Special Committee formally retained Merrill Lynch (Merrill) and Sidley Austin Brown & Wood LLP (Sidley
Austin) to serve as financial and legal advisors, respectively.

The Special Committee and its legal and financial advisors considered a number of sale alternatives, including a broad auction of the company and an approach to a limited number of strategic and financial buyers.

ShopKo Board of Directors and company’s legal/financial advisors met to consider Goldner Hawn’s interest in acquiring the company.  The Board considered a number of options, including a sale of the company and a leveraged recapitalization.  The Board determined that undertaking a significant leveraged recapitalization while remaining a public company could constrain its financial and operating flexibility, would not be a catalyst for growth and would not address the serious fundamental challenges facing ShopKo, especially the competitive environment in which it operates, and determined to explore a sale of the entire company.

Early 2004

From 1/1/01- 12/31/03 ShopKo’s average daily closing stock price was approximately $12.55.

2001 to 2003

Action

Date

Timeline

The private equity firm with diversified investments, including a fund dedicated to real estate, entered into a confidentiality agreement/standstill and subsequently indicated interest at the $18.00 - $19.00 per share level.  Discussions with Goldner Hawn continued on a parallel path.

Early March 2005

Goldner Hawn contacted the company, indicating that based on the condition of the capital markets it might be able to secure a new financing partner and would submit a new offer to acquire the company.

January 2005

The Special Committee authorized Merrill to contact a limited number of real estate investors to consider acquiring the company or its real estate portfolio.  Only a private equity firm, with diversified investments as well as a fund dedicated to real estate, decided to proceed.  None of the other real estate investors contacted by Merrill responded with any interest.

January 2005

Following an extensive due diligence review, Goldner Hawn informed the Special Committee and its advisors that one of its equity partners had backed out and that it would be unable to proceed at that time with a $20.40 per share offer price.  Discussions with Goldner Hawn were terminated until after the Holiday season.

Early November 2004

Following over a month of negotiations, Goldner Hawn offered $20.40 per share and entered into a non-
solicitation letter agreement with the company that provided for limited expense reimbursement in the event that the company was sold to another party under certain circumstances.

September and Early
October 2004

Goldner Hawn submitted a preliminary indication of interest to acquire the company for $20.00 per share and subsequently signed a confidentiality agreement/standstill and was provided access to confidential information and company management.

March/April 2004

On the basis of a review of the confidential information, Goldner Hawn revised its indication of interest to
$16.00 per share.  The Special Committee and its advisors indicated that it would not sell for less than
$19.00 per share, and no agreement was reached.  Discussions ceased for three months.

Early May 2004

Goldner Hawn approached the company and indicated a willingness to consider offering $19.00 per share based on improved financial results.  The Special Committee and its advisors determined that $19.00 per share was no longer adequate.

August 2004

Action

Date

Timeline

The Special Committee convened with its legal and financial advisors to consider the letter received from
John A. Levin & Co. and re-affirmed its original decision that a significant leveraged recapitalization of the company while maintaining public ownership posed numerous unacceptable risks.  The Special Committee re-affirmed its support for the transaction.

Late July 2005

John A. Levin & Co. submitted a letter to the Special Committee reasserting its position that a significant leveraged recapitalization would provide superior shareholder value.

August 2005

Since April 8, no proposal has been submitted by any party and no party has requested access to confidential information from the company.

John A. Levin & Co., having acquired approximately 5.1% of the common stock following the announcement of the transaction, submitted a letter to the Board asserting, among other things, that a significant leveraged recapitalization of the company would produce superior shareholder value.

July 2005

Merger Agreement executed and announced.

April 7/8 2005

Goldner Hawn, the Special Committee and their respective advisors finalized the negotiation of a definitive merger agreement and Goldner Hawn finalized its financing commitments.

Late March/Early April
2005

Merrill rendered its opinion that the proposed transaction was fair to shareholders from a financial point of view.

Early April 2005

The Special Committee and its advisors determined that they would be willing to continue on a negotiated basis with Goldner Hawn, but that the $20.40 offer price submitted by Goldner Hawn the previous fall was no longer adequate in light of the fourth quarter results and the trading price of the stock.  The Special
Committee authorized Merrill to inform Goldner Hawn that the Special Committee would only be willing to continue discussions if Goldner Hawn offered $24.00 per share.

Mid-March 2005

Goldner Hawn submitted a formal proposal to acquire the company for $24.00 per share.

Late March 2005

Action

Date

$30
$25
$20
$15
$10
$5
Nov
Dec
January-04
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
January-05
Feb
Mar
Apr
May
Jun
July

Merger Timeline & Stock Chart

No interest from

private equity firms

Goldner Hawn interested
at $20.00 per share

Goldner Hawn
drops price to
$16.00

Goldner Hawn raises
price to $20.40

No interest from
real estate firms

Goldner Hawn
offers $24.00

Levin begins
building position*

* Levin & Co. average cost basis is $24.28 (source: Levin & Co. 13D, filed on July 21, 2005.)

Contacted private
equity firms

Goldner Hawn offers
$19.00 per share

Goldner Hawn expresses

initial interest

An Experienced, Independent Board

March 2002

-- President of the Animal Humane Society since January 2005

-- Formerly Senior Vice President and Chief Operating Officer for American Public

   Media Group

-- Served in various executive positions with BRW, Inc./URS Corp.

Martha  A.  McPhee

Member of Independent

Special Committee

August 1999

(Co-Chairman of the

Board since April 2005)

-- Chairman, Hillcrest Capital Partners, since May 2002

-- Formerly Vice Chairman ING Americas; GM and CEO of ING Mutual  Funds

-- Served as Chairman and CEO, Reliastar

-- Director of Hormel Foods Corporation and Conseco, Inc.

John  G.  Turner

Chairman of Independent

Special Committee

July 1997

(Co-Chairman of the

Board since April 2005)

-- Served as President and Chief Executive Officer of Gander Mountain, L.L.C.

-- Former President Dayton-Hudson; Chairman Department Store Division

-- Director of Smart & Final, Inc.; formerly director of Retek, Inc.

Stephen  E.  Watson

Member of Independent

Special Committee

November 1998

-- President of CIGNA Group Insurance

-- Served as Chairman and CEO of nextHR.com

-- Held various positions including CEO and Director at Humana Inc.

Gregory  H.  Wolf

Member of Independent

Special Committee

January 2003

-- CEO of Zona Financial, LLC, a financial advisory firm

-- Served as Vice Chairman and CFO of U.S. Bancorp

-- Former National Director of Financial Services for Ernst & Young
-- Director of Polaris Industries Inc., New Century Financial Corp. and Piper Jaffray

   Companies and served on the Federal Reserve Board Advisory Council in 1998 and 1999

*On February 9, 2004, Mr. Zona recused himself from all further discussions and deliberations with respect to a possible sale transaction,

  including any potential transaction with Goldner Hawn, because he had agreed to serve on an advisory board that Goldner Hawn had established in connection with a new private equity fund (Marathon Fund Limited Partnership V) and had orally agreed to invest $150,000 in such fund, an amount representing 0.1% of the total amount raised by such fund.

Richard A. Zona

-- President and Chief Executive Officer of ShopKo, 1991-1999
-- Executive Vice President 1983-1986 and Executive Vice President

   and Chief Operating Officer of ShopKo 1986-1991

-- Former Chairman, President and Chief Executive Officer of Musicland Stores

   Corporation

-- Director of Donaldson Company, Inc., Graco, Inc. and Black Hills Corp.

*On February 9, 2004, Mr. Eugster recused himself from all further discussions and deliberations with respect to a possible sale transaction, including any potential transaction with Goldner Hawn, because of the possibility that he might accept a post-transaction role with ShopKo and/or participate in the transaction as a co-investor.

Background

August 1991 (Chairman

of the Board from July

1997 to March 2000)

September 1991

(Non-Exec Chairman

from May 2001 to April

2005)

Director Since

Dale P. Kramer

Jack W. Eugster

Independent

Board Member

$3,900
$3,800
$3,700
$3,600
$3,500
$3,400
$3,300
$3,200
$3,100
$3,000
YE 2/3/01
YE 2/2/02
YE 2/1/03
YE 1/31/04
YE 1/29/05

Why Transaction is Best Option for ShopKo Shareholders

Relative to the certainty of the
Goldner Hawn offer, ShopKo
faces significant risks by
continuing to operate as an
independent public company,
including competitive pressures
and unfavorable same-store
sales trends.

Almost all ShopKo stores
compete directly with Wal-Mart,
and over 70% of ShopKo stores
compete directly with Target or
Kmart.

Comparable store sales for
fiscal 2004 declined 0.4%.

Comparable store sales through
the 2005 second fiscal quarter
are down 5.2%.

Deteriorating Net Sales Performance

Status Quo is Tenuous

Why Transaction is Best Option for ShopKo Shareholders

96.4%

$12.22

52-Week Low

5.3%

$22.80

52-Week High

56.0%

$15.38

3-Year Average

55.1%

$15.47

2-Year Trading Average

43.5%

$16.73

1-Year Trading Average

25.7%

$19.10

90-Day Trading Average

23.0%

$19.52

60-Day Trading Average

12.6%

$21.31

30-Day Trading Average

Premium*

SKO Price*

Purchase price represents a 25.7% premium over 90-day average trading price before announcement of transaction and a 43.5% premium over the one-year average trading price for SKO shares.

$24 purchase price is the result of active negotiation by the Special Committee and its advisors and is 50% higher than Goldner Hawn’s indication of interest price in May 2004.

Highly Attractive Goldner Hawn Offer

Significant and Immediate Value Creation

*As of April 5, 2005

Why Transaction is Best Option for ShopKo Shareholders

The merger offers a premium to pre-announcement trading values (refer to price/implied premium table).

All financing is committed.

The company has received no alternative proposals since the merger agreement was signed in April 2005.

A “no” vote could result in a significant decrease in the trading price of the stock to levels below the $24.00 offer price.

Certainty of Value with Minimal Risk

Why Transaction is Best Option for ShopKo Shareholders

ShopKo Board and the Special Committee have carefully considered the alternative of undertaking a significant leveraged recapitalization of the company while maintaining public ownership, and have concluded that such a course poses unacceptable risks.

Significant Leveraged Recapitalization is Not a Viable Option

Recapitalization at any level characterized by uncertain value and greater risk; financial engineering does not address strategic operating challenges.

Risk to achieve financial projections; no margin for error.  Special
Committee has expressed serious reservations with respect to the achievability of the management financial projections.

Significant leverage may reduce operating flexibility and result in vendor concerns; specialized expertise needed to manage a highly leveraged entity.

Management instability with potential recruiting challenges.

Immediate transaction execution risks; lack of permanent capital structure entails refinancing risk.

Higher costs and scrutiny as public company.

Conclusion

The Independent Special Committee advised by Merrill Lynch and Sidley
Austin followed stringent review process, which included more than 30
Special Committee meetings.

The Special Committee and its advisors undertook a thorough analysis to evaluate all reasonable options including a potential sale to a strategic buyer or to another private equity firm, a recapitalization and maintenance of the status quo.

Status quo is less attractive relative to the Goldner Hawn offer due to competitive pressures and deteriorating performance.

Recapitalization at proposed levels while maintaining public ownership is unprecedented in comparison with recent recapitalization transactions, unrealistic and not a viable option.

Price of $24.00 per share is supported by Merrill Lynch analyses and delivers significant all-cash premium; no compelling and reasonably achievable alternatives have emerged.